Exhibit (p)(16)
HORIZON ASSET MANAGEMENT, INC. (“Horizon”)

CODE OF ETHICS (“Code”)

April 2009

Table of Contents

1.           Introduction and Purpose of the Code
2.           Statement of General Principles
3.           Standards of Business Conduct
4.           Definitions
5.           All Employees - Restrictions on Outside Business Activities
6.           All Employees - Restrictions on Gifts from Business Associates
7.           Whistleblower Reporting and Procedures
8.           All Employees - Requirements for Personal Accounts
9.           All Employees - Prohibited Transaction in Securities
10.           Reporting Requirements
11.           Certifications
12.           Penalties and Sanctions
13.           Duties of the Chief Compliance Officer and Executive Committee
14.           Recordkeeping

Exhibits

Exhibit A	Statement of Policies and Procedures Designed to Detect and Prevent Insider Trading
Exhibit B	Gift and Entertainment Policy
Exhibit C	Employee Complaint (Whistleblower) Reporting and Procedures
Exhibit D	Reporting Forms

1.           Introduction and Purpose of the Code.

As an investment advisory firm, Horizon owes a fiduciary responsibility to our Advisory Clients.  Horizon and every employee of Horizon (“Employee”) principally located at or associated with the offices of Horizon at 470 Park Avenue South, New York, New York owe those Advisory Clients a duty of undivided loyalty.  Our Advisory Clients expect us to act in their best interests at all times; therefore, Horizon seeks to maintain a reputation for fair dealing and honesty.

This Code represents a complete restatement of the existing Horizon Code as amended through October 31, 2007 in compliance with both Rule 17j-1 of the Investment Company Act of 1940 (the “Company Act”), applicable when Horizon acts as sub-adviser to a registered investment company, and Rule 204A-1 under the Investment Advisers of 1940, as amended (the “Advisers Act”)

This Code establishes standards of conduct expected of all Employees and addresses conflicts that arise from Employees’ personal trading and other activities.  Every Employee is expected to fully understand and adhere to the policies and procedures set forth in this Code.  Horizon holds all Employees equally accountable to every provision within this Code regardless of title and/or work function.  As each Employee must be aware, Horizon works in a highly regulated industry and is governed by an ever-increasing body of federal, state, and international laws and numerous rules and regulations which, if not observed, can subject Horizon and/or Employees to regulatory sanctions.

The Code is designed to establish procedures for the detection and prevention of activities by which persons having knowledge of the holdings, recommended investments and investment intentions of Horizon’s Advisory Clients, including the investment funds, for which Horizon acts as adviser or sub-adviser (collectively, “Advisory Clients”) may abuse their fiduciary duties, and otherwise to deal with the type of conflict of interest situations addressed by Rule 17j-1 and Rule 204A-1.

Although the Code is intended to provide each Employee with guidance and certainty as to whether or not certain actions or practices are permissible, it does not cover every issue an Employee may face.  In this regard, Horizon also maintains other compliance-oriented policies and procedures, and among others, there is a Gift Policy, a Policy to Detect and Prevent Insider Trading, and a Whistleblowers’ Policy that may be directly applicable to an Employee’s specific responsibilities and duties.  Nevertheless, this Code should be viewed as a guide for each Employee and Horizon with respect to how we jointly must conduct our business, in order to live up to our guiding tenet that the interests of our Advisory Clients and customers must always come first.

If you have any questions about this Code, you should discuss them with the Chief Compliance Officer (“CCO”), or his designee, as soon as possible to ensure that you remain in compliance with the Code at all times.  In the event that any provision of this Code conflicts with any other Horizon policy or procedure, the provisions of this Code shall apply.  It should be noted that where references to the CCO are made, Horizon’s General Counsel may also perform those tasks that are necessary to administer this Code.

All Employees are expected to read the Code carefully and observe and adhere to its guidance at all times.  On an annual basis, and at such other times as the CCO may deem necessary or appropriate, each Employee must acknowledge in writing in the form set forth in Exhibit D that he or she has read the Code and agrees to comply with the Code as a condition of his or her employment.

2.           Statement of General Principles.

In general, every Employee must observe the following fiduciary principles with respect to his or her investment activities:

A.           At all times, each employee must place the interests of the Advisory Client first.
B.           All personal securities transactions of each Employee must be in accord with the Code and done in such a manner as to avoid any actual or potential conflict of interest or any abuse of the Employee’s position of trust and responsibility.
C.           No Employee should take inappropriate advantage of his or her position at Horizon.

3.           Standards of Business Conduct.

The specific provisions and reporting requirements of this Code are concerned primarily with those investment activities of an Employee who may benefit from or interfere with the purchase or sale of a portfolio security by Advisory Clients.  All Employees are prohibited from using information concerning the investment intentions of the Advisory Clients, or the Employees’ ability to influence such investment intentions, for personal gain or in a manner detrimental to the interests of any Advisory Client.  In this regard, each Employee also should refer to the separate Code of Conduct (“COC”), which governs certain other activities of Employees.  In addition to the Code and the COC, all Employees must comply with the following general standards of business conduct.

A.           Compliance with Laws and Regulations.

All Employees must comply with all federal, state and local laws, rules and regulations applicable to the business or operations of Horizon, and including, but not limited to, the federal securities laws.1  In particular, Employees are not permitted, in connection with the purchase or sale, directly or indirectly, to:

i.           employ any device, scheme or artifice to defraud any Advisory Client;
ii.           make any untrue statement of a material fact or omit to state to such Advisory Client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;
iii.           engage in any act, practice, or course of business which operates or would

1  For the Purposes of this Code, “federal securities laws” means the Securities Act of 1933 (the “Securities Act”), the Securities Exchange Act of 1934 (the “Exchange Act”), the Sarbanes-Oxley Act of 2002, the Company Act, the Adviser Act, Title V of the Gramm-Leach Bliley Act, and rules adopted by the United States Securities and Exchange Commission (the “Commission”) under any of these statutes, the Bank Secrecy Acts as it applies to fund and investment advisers, and any rules adopted thereunder by the Commission or the Department of the Treasury.

operate as a fraud or deceit upon any such Advisory Client; or
iv.           engage in any manipulative practice with respect to such Advisory Client.

Although Employees may become knowledgeable about Horizon’s products, services and the investment activities within Advisory Clients accounts, Employees should recognize that, in view of the broad range of conduct prohibited by applicable law, rules and regulations of this Code, personal securities transactions in a Security Held or to be Acquired By Horizon’s Advisory Clients may be treated as a violation of this Code (unless explicitly excluded from coverage or absent pre-clearance, as contemplated in Section 8 and 9 below, or absent another available exemption from the Code’s prohibitions).

B.           Conflicts of Interest.

As a fiduciary, Horizon has an affirmative duty of care, loyalty, honesty, and good faith to act in the best interests of its Advisory Clients.  Compliance with this duty can be achieved by trying to avoid conflicts of interest and by fully disclosing all material facts concerning any conflict that does arise with respect to any Advisory Client.  All Employees must try to avoid situations that have even the appearance of conflict or impropriety.  (See also the section titled “Conflicts of Interest” in the separate COC.)

C.           Conflicts Among Advisory Client Interests.

Conflicts of interest may arise when Horizon or its Employees have reason to favor the interests of one Advisory Client over another Advisory Client (e.g.. larger accounts over smaller accounts, accounts compensated by performance fees over accounts not so compensated, accounts in which Employees have made material personal investments, accounts of close friends or relatives of Employees).  Such inappropriate favoritism of one Advisory Client over another would constitute a breach of fiduciary duty and is expressly prohibited.  (See also the section titled “Conflicts of Interest” in the separate COC.)

D.           Competing with Advisory Client Trades.

All Employees are prohibited from using knowledge about pending or currently considered securities transactions for Advisory Clients to profit personally, directly or indirectly, as a result of such transactions, including the purchasing or selling such securities.  Conflicts raised by personal securities transactions are addressed specifically in Sections 8-9 of this Code.

E.           Confidentiality of Advisory Client Transactions.

Until disclosed in a public report to shareholders or to the Commission in the normal course of business, all information concerning a Security (as defined herein) Being Considered for Purchase or Sale (as such term is also defined herein) by any Advisory Client shall be kept confidential by all Employees and disclosed by them only on a need to know basis in accordance with Horizon’s policy on the dissemination of Advisory Client portfolio holdings, as the same may be adopted from time to time.  (See also the section titled “Confidentiality” in the separate COC.)

F.           Insider Trading.

All Employees are subject to Horizon’s separate insider trading policies and procedures, which are considered an integral part of this Code (attached as Exhibit A to this Code).  In general, all Employees are prohibited from trading, either personally or on behalf of others, while in possession of material, nonpublic information.  Employees are also prohibited from communicating material nonpublic information to others in violation of the law.

G.           Personal Securities Transactions.

All Employees must strictly comply with Horizon’s policies and procedures regarding personal securities transactions.  As explained in further detail below, this Code sets forth the applicable standards for personal trading by Employees subject to its provisions.  As a general rule, all Employee personal security transactions should be pre-cleared and approved, in writing, via either email or hard copy, by the CCO, General Counsel or their designee.

4.           Definitions. – As used herein:

A.           “Access Person” means any Horizon Employee regardless of title or job function.
As stated above, it is Horizon’s policy to treat every Employee located at or associated with Horizon, subject to any qualifications described above, to be a Horizon “Access Person.”

B.           “Advisory Client” means any Advisory Client of Horizon.

C.           “Beneficial Interest” means any interest by which an Employee, or any “Family Member” living in the same household as an Employee, can directly or indirectly derive monetary benefit from a personal security transaction.  For purposes of this Code, “Family Member” shall include: grandparents, parents, mother-in-law- or father-in-law; husband, wife, or domestic partner (whether registered or unregistered under applicable law); brother, sister, brother-in-law, sister-in-law, son-in-law, or daughter-in-law; children (including step and adoptive relationships); and grandchildren.  In a situation in which the status of a “Family Member” is in question, such person shall be presumed to be a “Family Member” for purposes of this Code.

D.           “Chief Compliance Officer” is the person appointed by Horizon as responsible for the day-to-day administration of the Code.

E.           “COC” is a separate set of guidelines that defines the standards to which all Employees are expected to adhere during the course of their employment with, and when conducting business on behalf of Horizon, as referred to in Section 3 hereof.

F.           “Initial Public Offering (“IPO”)” means any offering of securities registered under the Securities Act, the issuer of which immediately before the registration was not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.

G.           “Personal Account” means any account owned by, or in which a Beneficial Interest is owned, in the name of an Employee/Access Person or any account in which an Employee/Access Person has any direct or indirect Beneficial Interest.

H.           “Private Placement” means any offering that is exempt from registration pursuant to Section 4(2) or Section 4(6) of the Securities Act or pursuant to Rules 504, 505, 506 under the Securities Act.

I.           “Security(ies)” means, generally, any investment, instrument, asset, or holding in which an Advisory Client invests, or may consider investing.  Among other things, a “Security” includes any note, stock, treasury stock, security future, financial futures contract or option thereon, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas or other mineral rights, any limited partnership or other interests in private funds, any put, call, straddle, option, or privilege pertaining to any security.  References to “Security” in the Code shall include any warrant for, option in, or security or other instrument immediately convertible into or whose value is derived from that “Security” and any instrument or right which is equivalent to that “Security.”

J.           A Security “Held or to be Acquired”: any security that is currently within any Advisory Client account or currently being purchased within an Advisory Client account.

K.           A Security “Being Considered for Purchase or Sale”: any security listed on “Horizon’s Restricted List” and therefore ineligible for purchase in Advisory Client or Employee accounts.

5.           All Employees – Restrictions on Outside Business Activities.

No Employee may serve as a director, trustee, officer, owner or partner of any other business organization, with or without compensation, without prior written approval of the CCO.  An Employee may serve without compensation as a director, trustee, officer, or representative of a non-profit organization without prior approval if there is no conflict of interest with the Employee’s duties to Horizon.  These positions should be reported to the CCO no less than quarterly.  (See also the Section 15 titled “Conflicts of Interest” in the Compliance Manual.)

6.           All Employees – Restrictions on Gifts from Business Associates.

All Employees are subject to Horizon’s separate Gift Policy, which is considered an integral part of this Code (attached as Exhibit B to this Code).

7.           Whistleblower Reporting and Procedures.

All Employees are subject to Horizon’s separate Employee Complaint (Whistleblower)
Reporting and Procedures, which are considered an integral part of this Code (attached as Exhibit C to this Code).

8.           All Employees – Requirements for Personal Accounts.

All Employees must obtain pre-approval before opening a new Personal Account with a financial firm or institution (e.g., broker, dealer, adviser, bank, etc.).  Employees may maintain Personal Accounts with the broker, dealer, or bank of their choice, provided that the Employee ensures personal account statements are provided to the CCO, or his designee within the specified timeframe as specified in Section 10 below.

9.           All Employees – Prohibited Transactions is Securities.

(Notes: Any profits realized on trades prohibited by this Section 9 may, in the sole discretion of the CCO and/or General Counsel, be subject to disgorgement.)

A.           Prohibited Transactions.

In addition to the prohibitions or restrictions imposed in Sections 1 and 8 of this Code, an Employee is further prohibited frompurchasing or selling any Security without the required pre-clearance approval of the CCO or General Counsel.  Both the CCO and General Counsel should be included on pre-approval requests that are submitted via email or hard copy.  Additionally, pre-clearance approval requests must specify:

i.           Security Name
ii.           Ticker Symbol
iii.           Quantity/Principal Amount
iv.           Buy/Sell

The basis upon which the CCO or General Counsel may approve such transaction is that the proposed purchase or sale will not occasion the improper use of an Advisory Client’s proprietary information or an abuse of the Employee’s position of trust and responsibility, and because the potential harm to the Advisory Client is remote, moreover, such transaction would be unlikely to affect a highly institutionalized market or is clearly not related economically to a Security Held or to be Acquired, or Being Considered for Purchase or Sale by an Advisory Client.

B.           Transactions Requiring Pre-Approval.

Provided not otherwise prohibited by the provisions of Section 9.A. of this Code, the following transactions by Employees may be effected in their Personal Accounts, but only with the pre-approval of the CCO.

i.           Purchasing any Security in an IPO or Private Placement, including any interest in a Private Fund, or selling any interest in a Private Fund; or
ii.           Purchasing or selling any interest in a collective investment vehicle that is exempt from registration under the Securities Act, including, but not limited to, hedge funds, private funds or similar investment limited partnerships.
iii.           Purchasing or selling any Security for his or her Personal Account or for which the Employee has a Beneficial Interest.

Employees are advised to refer to the Restricted List and to confirm with the Trading Department and Portfolio Implementation Group as to whether there are any active Advisory Client orders prior to submitting a pre-clearance request.

C.           Blackout / Holding Periods.

i.           Employees are restricted from buying or selling any Security Held or to Be Acquired for two business days on either side of the Horizon trading activity.  This Blackout applies solely to investment strategy model changes, not individual client account transaction activity.

a.           Example 1 – Horizon buys IBM for an Advisory Client on Wednesday October 11.  Employees are precluded from transacting in IBM from Monday October 9 through Friday October 13.
b.           Example 2 – Horizon sells NYX for an Advisory Client on Friday February 28 (non leap-year).  Employees are precluded from transacting in NYX from Wednesday February 26 through Tuesday March 4.
c.           Example 3 – Horizon buys LUK for an Advisory Client on Tuesday December 31.  Employees are precluded from transacting in LUK from Friday December 27 through Monday January 6, the following year (Wednesday January 1 is a Holiday).
d.           Example 4 – Horizon sells AYE for an Advisory Client on Thursday July 3.  Employees are precluded from transacting in AYE from Tuesday July 1 through Tuesday July 8 (Friday July 4 is a Holiday).

ii.           Employees are restricted from transacting in any Security Being Considered for Purchase or Sale.  Additionally employees are restricted from transacting in any Security that is removed from the Restricted List for two days, including the day of removal.

a.           Example 1 – IBM is removed from the Restricted List on Friday January 30.  Employees may transact in IBM beginning on Tuesday February 3.
b.           Example 2 – NYX is removed from the Restricted List on Monday December 31.  Employees may transact in NYX beginning on Thursday January 3, the following year (Tuesday January 1 is Holiday).

iii.           Employees are subject to:

a.           a 30 day short-term gain holding period for any Security Held or to Be Acquired (i.e. – any Horizon owned Security).
b.           a 180 day holding period for transactions in FRMO CORP (ticker – FRMO.PK).
c.           no defined holding period for any Security not referenced above.  However, should the CCO and/or General Counsel determine in their sole discretion that an Employee is trading with a high degree of frequency, that Employee will be advised that future trading activity may be curtailed.

D.           Transactions Exempt from these Prohibitions or Restrictions.

The following transactions by Employees are expressly exempt from the prohibitions or restrictions of this Section 9.

i.           Purchases or sales of Securities made in a Personal Account over which an

Employee has no direct or indirect influence or control, such as Personal Accounts that are managed by a third party over which such Employee has no investment discretion (Note: Any Personal Account covered by the provisions of Section 9.D. remain subject to the reporting requirements of Section 10);
ii.           Involuntary purchases and sales of Securities in a Personal Account, such as Securities received pursuant to a dividend reinvestment plan or stock split or through a gift or bequest;
iii.           Purchases of Securities in a Personal Account that result from the exercise of rights acquired from an issuer as part of a pro rata distribution to all holders of a class of Securities of such issuer and the sale  of such rights; or
iv.           Transactions in any Security not otherwise prohibited or restricted by Section 9(a) or 9(b) or any other provision of this Code.

E.           Certain Pre-Approvals; Length of Pre-Approvals.

i.           Employees seeking pre-approval for the acquisition of a Security in an IPO or Private Placement, including an interest in a Private Fund, or the sale of an interest in a Private Fund, must set forth in detail the rationale for such transaction.
ii.           Pre-approval for any proposed security transaction remains in effect until the end of the business day on which such pre-approval is granted, or until the next immediately available date for subscription in the case of a Private Fund, or as otherwise specified by the CCO.  (See Exhibit D for the various pre-approval forms.)

10.           Reporting Requirements.

A.           Confirmations/Account Statements.

Each Employee shall arrange for duplicate copies of periodic (monthly or quarterly) account statements of all Personal Accounts to be sent directly to the CCO, or his designee.  Where duplicate statements are not automatically sent to the CCO, the Employee will be responsible for ensuring that CCO receives copies of each account statement.

B.           Quarterly Reports.

Each Employee must report in writing to the CCO, within 30 days after the end of each calendar quarter, all transaction in Securities occurring in the quarter in his/her Personal Account (See Exhibit D for a form of the Report.)  If there were no such transactions, the report should so state.  Although an Employee is deemed to be in compliance with these reporting requirements if all information, as listed in Item C. below, is  contained in periodic account statements previously provided to the CCO for the time period covered by the quarterly report, Employees are nonetheless required to submit a signed and dated quarterly report either referencing the account statements or confirming that there have been no transactions.

C.           Quarterly Report Information.

Each quarterly report must contain the following information with respect to each reportable transaction:

i.           Names in which the Personal Account is registered;
ii.           Date and nature of the transaction (purchase, sale or any other type of acquisition or disposition);
iii.           Title, number of shares, principal amount, interest and maturity (if applicable), and CUSIP number or Ticker symbol (if applicable), of each Security and the price at which the transaction was effected;
iv.           Name of broker, dealer or bank with or through whom the Personal Account was established or through which the transaction was effected; and
v.           The date the report is submitted.

D.           Initial and Annual Reports.

All Employees shall, within 10 days after becoming an Employee, and at least annually (within 30 days after calendar year end) thereafter, provide a written holdings report to the CCO with the information, set forth below.  Such report can be made via attaching statements signed by such Employee with information current as of a date no more than 45 days before the report is submitted.

i.           Name(s) in which the Personal Account is registered;
ii.           Title, number of shares, principal amount, interest and maturity (if applicable), and CUSIP number or Ticker symbol (if applicable), of each Security held in the Personal Account;
iii.           Name of broker, dealer or bank with which Personal Account in maintained; and
iv.           The date the report is submitted.

E.           Beneficial Ownership Disclaimed.

Reports submitted pursuant to this Code may contain a statement that the report is not to be construed as an admission that the Employee has or had any direct or indirect Beneficial Interest in any Security to which the report relates.

F.           Securities Exempt from Reporting Requirements.

Holdings of and transactions in the following types of Securities are exempt from the reporting requirements of the Code, and duplicate copies of confirmations and periodic statements of Personal Accounts in which only the following types of Securities may be held do not have to be reported to the CCO:

i.           Involuntary purchase or sales of Securities in a Personal Account, such as Securities received pursuant to a dividend reinvestment plan or a stock split or through a gift or bequest; or
ii.           Purchases of Securities in a Personal Account that result from the exercise of rights acquired from an issuer as part of a pro-rata distribution to all holders of a class of Securities of such issuer and the sale of such rights; or
iii.           Securities issued by the U.S. Government, its agencies, instrumentalities and government-sponsored enterprises; or
iv.           Banker’s acceptances, bank certificates of deposit, commercial paper,

short-term debt instruments provided such debt instruments have a maturity at the date of issuance of less than 365 days and are rated in one of the two highest rated categories by a nationally recognized statistical rating organization;

11.           Certifications.

A.           All Employee shall certify at least annually that they have read and understood the Code, recognize that they are subject to its requirements and have complied with the requirements of the Code.
B.           All Employees shall certify annually that they have reported all transactions in and holdings of Securities in Personal Accounts required to be reported pursuant to the Code.

12.           Penalties and Sanctions.

A.           Any profits realized on trades prohibited by Sections 8-9 shall be subject to disgorgement.
B.           Any violation of this Code shall be subject to the imposition of such sanctions by the CCO, as the CCO deems appropriate under the circumstances to achieve the purposes of this Code, provided, however, if the sanctions include suspension or termination of employment, such suspension or termination must be approved by Horizon’s EC.
C.           Such sanctions may include, but will not necessarily be limited to, one or more of the following: a letter of censure; restitution of an amount equal to the difference between the price paid or received by the affected Advisory Client(s) and the more advantageous price paid or received by the offending person; the suspension or termination of personal trading privileges; or the suspension or termination of employment.
D.           Horizon reserves the right to take any legal action it deems appropriate against any Employee who violates any provision of this Code and to hold Employees liable for any and all damages (including, but not limited to, all costs and attorney fees) that Horizon may incur as a direct or indirect result of any such Employee’s violation of this Code or related law or regulation.
E.           An Employee may request review by the EC of a decision or determination made by the CCO pursuant to this Code.  The EC, in its sole discretion, may elect to consider or reject the request for review.

13.           Duties of the CCO and EC.

The CCO shall have the following responsibilities:

A.           Maintaining a current list of the names of all Employees with an appropriate description of their title or employment;
B.           Furnishing all Employees with a copy of this Code and initially and periodically informing them of their duties and obligations thereunder;
C.           Designating, as desired, appropriate personnel to review transaction and holdings reports submitted by Employees;
D.           Reviewing and considering pre-approval requests from Employees and setting forth in detail the rationale for any approvals granted to such Employee;
E.           Maintaining or supervising the maintenance of all records required by this Code;
F.           Preparing listings of all transactions effected by any Employee in violation of

Section 8-9 of this Code;
G.           Issuing any interpretation of this Code that may appear consistent with the objectives of this Code;
H.           Conducting such investigations, including scrutiny of the listings referred to in this Section 13(f) above, as shall reasonably be required to detect and report any apparent violations of this Code to the EC and to the Board of Directors of Horizon;
I.           Submitting a written report at least annually to the EC with respect to:
i.           issues arising under the Code since the last report to the EC, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations;
ii.           summaries of  existing procedures concerning personal investing and any changes in the procedures made during the previous year;
iii.           identification of any changes in existing restrictions or procedures based upon experience under the Code, evolving industry practices or developments in applicable laws or regulations;
iv.           reports with respect to the implementation of this Code through orientation and training programs and –on-going reminders; and
v.           certifications that Horizon has adopted procedures reasonably designed  to prevent Employees from violating the Code.

The EC is responsible for considering and approving amendments to the Code, and reviewing and considering any decisions made by the CCO, with respect to an apparent Code violation, upon request of an Employee or involving suspension or termination of employment.

14.           Recordkeeping.

The CCO shall maintain and cause to be maintained in an easily accessible place, the following records;

A.           A copy of any Code, including the Code, adopted pursuant to Rule 204A-1 under the Advisers Act which has been in effect during the most recent five year period;
B.           A record of any violation of such Code, and any action taken as a result of such violation, within five years from the end of the fiscal year of Horizon, from date of violation;
C.           A copy of all written acknowledgments by Employees for the most recent five years;
D.           A copy of each report made by an Employee, as well as trade confirmations and/or account statements that contain information not duplicated in such reports, within five years from the end of the fiscal year of Horizon in which such report is made or information is provided, the first two years in an easily accessible place;
E.           A copy of each report made by the CCO within five years from the end of the fiscal year of Horizon in which such report is made or issued, the first two in an accessible place;
F.           A list, in an easily accessible place, of all persons who are, or within the most recent five year period have been Employees or were required to make reports pursuant to Rules 204A-1 and this Code or who are or were responsible for reviewing these reports; and
G.           A record of any decision, and the reasons supporting the decision, to permit an Employee to acquire a Private Placement or IPO security, for at least five years after the end of the fiscal year in which permission was granted.

Exhibit A

POLICIES AND PROCEDURES

DESIGNED TO DETECT AND PREVENT INSIDER TRADING

Section I.                      Policy Statement on Insider Trading.

Horizon forbids any of its Employees from trading, either personally or on behalf of others on material nonpublic information or communicating material nonpublic information to others in violation of the law.  This conduct is frequently referred to as "insider trading."  Horizon's policy applies to every Employee and extends to activities within and outside the scope of Employees' duties at Horizon.  Every Employee must read and retain this Policy Statement on Insider Trading.  Any questions regarding this Policy Statement should be referred to the CCO or in his absence, his designee, who is responsible for monitoring this Policy Statement on Insider Trading and the procedures established herein.

THIS POLICY STATEMENT ON INSIDER TRADING APPLIES TO THE FIRM, EMPLOYEES AND THE ADVISORY CLIENTS

The term "insider trading" is not defined in the federal securities laws, but is generally understood to refer to the use of material nonpublic information, and to the communication of material nonpublic information to others, to trade in securities (whether or not one is an "insider") of the issuer of the securities being traded).

While the law concerning insider trading is not static, it is generally understood that the law prohibits:
(i)	trading by an insider while in possession of material nonpublic information;
(ii)
trading by a non-insider while in possession of material nonpublic information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated; or

(iii)	an insider, or a non-insider described in clause (ii) above, from communicating material nonpublic information to others.

The elements of insider trading and the penalties for such unlawful conduct are discussed below.  If, after reviewing this Policy Statement on Insider Trading, you have any questions, you should consult the CCO or his designee.

Who is an Insider?

The concept of "insider" is broad.  It potentially includes all Employees of Horizon.  In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs and, as a result, is given access to information solely for the company's purposes.  Horizon may become a temporary insider of a company it advises or for which it performs other services.  Temporary insiders can also include, among others, a company's law firm, accounting firm, consulting firm, bank, and the employees of such organizations.

What is Material Information?

Trading on inside information is not a basis for liability unless the information is material.  "Material information" is generally defined as (i) information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, (ii) information that, if publicly disclosed, is reasonably certain to have a substantial effect on the price of a company's securities, or (iii) information that could cause insiders to change their trading patterns.  Information that Employees should consider material includes, without limitation, changes in dividend policies, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidity problems, and significant new products, services or contracts.

Material information can also relate to events or circumstances affecting the market for a company's securities.  For example, in 1987, the Supreme Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security.  In that case, a reporter from The Wall Street Journal was found criminally liable for disclosing to others the dates that reports on various companies would appear in The Wall Street Journal and whether those reports would be favorable or not.

What is Nonpublic Information?

Information is nonpublic until such time as it has been effectively communicated to the market place.  One must be able to point to some fact to show that the information is generally public.  For example, information found in a report filed with the SEC, or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal or other publications of general circulation, would be considered public.  In addition, if information is being disseminated to traders generally by brokers or institutional analysts, such information would be considered public unless there is a reasonable basis to believe that such information is confidential and came from a corporate insider.

Bases for Liability

Fiduciary Duty Theory

In 1980, the Supreme Court found that there is no general duty to disclose before trading on material nonpublic information, but that such a duty arises where there is a fiduciary relationship.  A relationship must exist between the parties to a transaction such that one party has a right to expect that the other party will disclose any material nonpublic information or will refrain from trading.

In 1983, the Supreme Court stated that outsiders can acquire the fiduciary duties of insiders (i) by entering into a confidential relationship with a company through which the outsider gains material nonpublic information (e.g., attorneys, accountants, underwriters or consultants), or (ii) by becoming a "tippee" if the outsider is, or should have been, aware that it has been given confidential information by an insider who has violated his or her fiduciary duty to the company's shareholders.

However, in the "tippee" situation, a breach of duty occurs only if the insider personally benefits, directly or indirectly, from the disclosure.  The benefit does not have to be pecuniary, but can be a gift, a reputational benefit that will translate into future earnings, or even evidence of a relationship that suggests a quid pro quo.

Misappropriation Theory

Another basis for insider trading liability is the "misappropriation theory", where liability is established when trading occurs on material nonpublic information that was stolen or misappropriated from another person.  The Supreme Court found, in 1987, that a columnist defrauded The Wall Street Journal when he stole information from The Wall Street Journal and used it for trading in the securities markets.  It should be noted that the misappropriation theory can be used to reach a variety of individuals not previously thought to be encompassed under the fiduciary duty theory.

Penalties for Insider Trading

Penalties for trading on or communicating material nonpublic information are severe, both for individuals involved in such unlawful conduct and their employers.  A person can be subject to some or all of the following penalties, even if he or she does not personally benefit from the violation.  Penalties include civil injunctions; treble damages; disgorgement of profits; jail sentences; and substantial fines.  In addition, any violation of this Policy Statement on Insider Trading can be expected to result in serious sanctions by Horizon, including dismissal of any Employees involved.

Section II.                      Procedures to Implement Horizon's Policies Against Insider Trading and to Comply with Section 204A under the Investment Advisers Act of 1940 (the “Advisers Act”)

The following procedures have been established to aid Employees in avoiding insider trading, to aid Horizon in preventing, detecting and imposing sanctions against insider trading, and to comply with Section 204A under the Advisers Act, as amended.  Every Employee must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties.  If you have any questions about these procedures, you should consult the CCO or his designee.

Identifying Inside Information

Before trading for yourself or others (including an Advisory Client) in the securities of a company about which you may have potential inside information, ask yourself the following questions:
(i)
Is the information material?  Is this information that an investor would consider important in making his or her investment decisions?  Is this information that would substantially affect the market price of the securities if generally disclosed?  Is this information which could cause insiders to change their trading habits?

(ii)	Is the information nonpublic? To whom has this information been provided? Has the information been filed with the SEC, or been effectively communicated to the marketplace by being published in

Reuters Economic Services, The Wall Street Journal or other publications of general circulation, or by appearing on the wire services?

If, after consideration of the above, you believe that the information is material and nonpublic, or if you have a question as to whether the information is material and nonpublic, you should take the following steps:
(i)	Report the matter immediately to the CCO or his designee;
(ii)	Do not purchase or sell the securities of the relevant company on behalf of yourself or others, including the Advisory Clients; and
(iii)	Do not communicate the information to anyone inside or outside Horizon, other than to the CCO or his designee.

After the CCO or his designee has reviewed the issue, you will be instructed to continue the prohibitions against trading and communication, or you will be allowed to trade and communicate the information.

Restricting Access to Material Nonpublic Information

Information in your possession that you identify as material and nonpublic may not be communicated to anyone, including persons within Horizon.  Horizon is establishing this policy to help avoid conflicts, appearances of impropriety, and the misuse of confidential, proprietary information.  In addition, care should be taken so that all material nonpublic information is secure.  For example, files containing material nonpublic information should be sealed, and access to computer files containing material nonpublic information should be restricted.

Contacts with Third Parties

Requests of third parties, such as the press and analysts, for information should be directed to the CCO.

Resolving Issues Concerning Insider Trading

If, after consideration of the items set forth in this Appendix A, doubt remains as to whether information is material or nonpublic, or if there are any unresolved questions as to the applicability or interpretation of the foregoing procedures or as to the propriety of any action, these matters must be promptly discussed with the CCO or his designee before trading on or communicating the information to anyone.

Section III.                      Supervisory Procedures

The role of the CCO is critical to the implementation and maintenance of Horizon's policies and procedures against insider trading.  Supervisory procedures can be divided into two classifications – prevention of insider trading and detection of insider trading.

Prevention of Insider Trading

To prevent insider trading, the CCO should:

insure that Employees are familiar with Horizon's policies and procedures;
(i)	answer questions regarding Horizon's policies and procedures;
(ii)	resolve issues of whether information received by an Employee is material and nonpublic;
(iii)	review on a regular basis and update as necessary Horizon's policies and procedures;
(iv)	when it has been determined that an Employee has material nonpublic information:
a.           implement measures to prevent dissemination of such information, and
b.           restrict Employees from trading in the securities.

Detection of Insider Trading

To detect insider trading, the CCO or his designee should:

(i)	review the trading activity and other reports received from each Employee;

(ii)	review the trading activity of Advisory Clients; and

(iii)	coordinate the review of such reports with other appropriate Employees.

Exhibit B

Gift and Entertainment Policy (“GEP”)

Horizon strives to maintain a high standard of business ethics, which it believes are consistent with good corporate citizenship.  To assure that these standards are not being violated, the firm requires all Employees to perform their jobs in an ethical and legal fashion.  Horizon competes and earns its business and its reputation through the quality of the service and expertise it provides, not by gifts, lavish entertainment, and the like.  Moreover, the provision or exchange of gifts or lavish entertainment can result in violations of laws, rules, and regulations.

The GEP sets forth Horizon’s rules and restrictions related to giving and receiving gifts and entertainment.  Application of the rules of this policy can vary depending upon the business or social context, who the recipient is, the nature of the gift or entertainment, and the entity involved.

A.           Giving Gifts

•	An Employee may not give a gift that could influence or appear to influence a Recipient’s business judgment.
•	All gifts must be pre-cleared through the Chief Compliance Officer or General Counsel and registered in the Horizon Gift and Entertainment Log (“GEL”) maintained by a designated individual.
•	You may not give cash or cash equivalents (including gift certificates) to any Recipient.
•
There are significant limitations and/or prohibitions on giving gifts to: government officials; principals, officers and employees of exchanges and regulatory organizations; U.S. union officials; and fiduciaries of ERISA Plans (collectively “Restricted Recipient”).  As a practical matter, no Horizon Employee shall knowingly give a gift to a Restricted Recipient.

•
In general, gifts are restricted to a total of $100 per Recipient per calendar year.  When seeking approval and registering a gift in the GEL; Employee shall provide the date, name and employer of the person receiving the gift, a description and the amount of the gift.

•
De minimum gifts (token gifts, i.e. – pens, notepads, desk ornament), Promotional Gifts (umbrellas, tote bags, t-shirts) and Bereavement Gifts (reasonable and customary gifts such as flowers or food baskets given in connection with a funeral or memorial service) are not included in the calculation of the $100 limit, but they must be registered in the GEL

•
Personal gifts (Employee’s relationship with the Recipient is a personal one, which typically would be long-standing or arises primarily out of activities or relationships not involving Horizon) are not restricted by this policy, but should be registered in the GEL.

B.           Receiving Gifts

•	An Employee may not accept any gift that could influence or appear to influence your business judgment. Personal gifts are not restricted by this policy.

B-1

•	An Employee may not accept cash or cash equivalents as gift from any individual or organization with which Horizon has a business relationship.
•	An Employee may not accept gifts, other than gifts whose value is $100 or less, without approval from the CCO. Any such gift shall be registered in the GEL.

C.           Entertainment

Horizon generally encourages participation in appropriate entertainment events to foster better business relationships.  Although there is not a defined limit on the value of entertainment to be received or offered, Horizon advises Employees to utilize discretion in accepting or offering entertainment.  Keep in mind that providing or receiving even the most nominal entertainment or food requires registration in the GEL.

•	An Employee may not entertain or be entertained if such entertainment could influence or appear to influence proper business judgment.
•
The Employee and the Recipient/Donor both must attend the entertainment event.  If no one from the firm attends the event with the Employee, the cost of the event will be considered a gift and will fall under the limitations and restrictions applying to gifts.

•
Lavish entertainment is prohibited.  In general, events such as meals, theater, sporting events, leisure activities, and day outings would not be considered lavish.  If you have a question about whether or not entertainment is “lavish:, contact the CCO.

•
Excessive entertainment – e.g., where the Employee or the Recipient is repeatedly being taken to meals, sporting events or other leisure activities is prohibited.  Although excessive entertainment clearly depends upon the facts and circumstances, a pattern of entertainment, even if consistent with industry standards, may raise issues in hindsight.

D.           Violations of the GEP

If an Employee fails to get approval, exceeds the guidelines, or otherwise fails to comply with this policy, Horizon may take appropriate disciplinary action, including but not limited to, returning gifts, not reimbursing out-of-pocket expenses or suspension of the Employee.

Exhibit C

Employee Complaint (Whistleblower) Reporting and Procedures

Horizon is committed to achieving compliance with all applicable securities laws and regulations, accounting standards, accounting controls and audit practices.  Accordingly, a process has been created to allow all Employees to submit a good faith complaint, on an anonymous basis, without fear of dismissal or retaliation of any kind, to Horizon’s Executive Committee (“EC”) regarding auditing, accounting, internal controls or other regulatory matters.  The EC, together with the Compliance/Legal Department, will oversee the treatment of Employee complaints.  As a first step, you are always obligated to report any irregularities in the matters set forth above to your immediate supervisor or another manager.  If, however, you are uncomfortable doing so for any reason or simply prefer not to report to those persons, you may submit your complaint to the Chief Compliance Officer (the “CCO”) or General Counsel.  If you prefer to submit a complaint anonymously, you may mail such complaint or message to Mark J. Wszolek at Horizon’s New York offices, or to any officer or director of Horizon.  The following is a brief summary of the procedures for submitting a complaint:

a.           Content of Complaints. – The complaint or concern should, to the extent possible, contain (i) a complete description of the alleged event, matter or issue that is the subject of the complaint, including the approximate date and location; (ii) the name of each person allegedly involved in the conduct giving rise to the complaint or concern; and (iii) any additional information, documentation or other evidence available to support the complaint or concern or aid the investigation.  Complaints or concerns that contain unspecified wrongdoing (for example, “John Doe is a crook”) or broad allegations without verifiable support may reduce the likelihood that an investigation based on such complaints or concerns will be initiated.

b.           Types of Complaints to be Submitted. – You should submit a complaint only if it relates to auditing, accounting, internal controls or other regulatory matters.

c.           Treatment of Complaints after Submission. – The CCO is responsible for monitoring the whistleblower submissions.  After receiving a complaint, the CCO will review the complaint and determine the proper course of action and/or response to the complaint.

d.           Determining the Status of Your Complaint. – If you want to follow up on the status of your complaint, you may contact the CCO.  However, depending on the sensitive or confidential nature of the issues, you may not be able to be advised of the status of the complaint.

e.           Confidentiality/Anonymity. – The anonymity of the Employee making a complaint will be maintained to the extent reasonably practicable within the legitimate needs of law and any ensuing evaluation or investigation.  If you would like to discuss any matter with the EC or the CCO, you should indicate this in the submission and include a telephone number or email address at which you may be contacted, if appropriate.

f.           No Retaliation Permitted. – The EC does not permit retaliation against, nor will it discharge, demote, suspend, threaten, harass or discriminate against, any Employee for submitting a complaint made in good faith.  “Good Faith” means that the Employee has a reasonably held belief that the complaint is true.

C-1

Exhibit D

Reporting Forms

The forms referenced below are to be used for reporting purposes under the Code.  They are subject to change from time to time by the CCO or his designee, and are neither incorporated into nor are part of the Code.

I.           Code of Ethics Initial Acknowledgement/Annual Certification Form
II.           Initial Report of Personal Account and Holdings Form
III.           Annual Report of Personal Account and Holdings Form
IV.           Private Placement Participation Approval Request Form
V.           Initial Public offering Participation Approval Request Form
VI.           Code of Ethics Quarterly Report

Code of Ethics Initial Acknowledgement / Annual Certification Form

To:           Horizon Asset Management Inc.’s (“Horizon”) Chief Compliance Officer

For:           Initial Acknowledgement

I hereby certify to Horizon that, I have received, read and understand the Code of Ethics (“Code”) of Horizon.

Date:           _______________

_________________________
Signature

_________________________
Print Name

For:           Annual Certification

In accordance with the requirements of Horizon’s Code, I hereby certify, as a condition of my employment:
(1)           I have complied with the requirements of the Code;
(2)           I have disclosed or reported all personal securities transactions and holdings as required under the Code; and
(3)           I have received, read and understand the Code and I recognize that I am subject to it.

Date:           _______________

_________________________
Signature

_________________________
Print Name

Initial Report of Personal Account Holding Form

MEMORANDUM
From                      Horizon’s Compliance Department
Chief Compliance Officer (“CCO”)

To:                      All New Hires

Re:                      Initial Report of Personal Account Holdings as of (_______________________)
       Date of New Hire

Your Name:  ______________________                                                                                     Spouse’s Name:  _____________________
[Missing Graphic Reference]

Pursuant to Horizon’s Code of Ethics (“Code”), each Employee, as an “Access Person” under our Code, is required within 10 days of the commencement of his/her employment by Horizon as set forth in the Code, to provide a written holdings report (“Initial Holdings”) to the CCO. Please complete the attached report and forward the completed form to the CCO’s or his designee’s attention within 10 days of the date described above.

Please Note:  An Employee can satisfy the initial holdings report requirement by completing this form and by timely filing and dating a copy of a securities account statement listing all his or her securities holdings, if the statement provides all information required by the rule and the Code.

The term, “Personal Account” is defined in the Code as an account owned by, or which a beneficial interest is owned in the name of, an Employee, or any account in which an Employee has any direct or indirect beneficial interest.  The Code goes on to define “Beneficial Interest” as any interest by which an Employee, or any “Family Member” living in the same household as an Employee, can directly or indirectly derive a monetary benefit from the purchase, sale, or ownership of a security.  The term “Family Member” shall include: grandparents, parents, mother-in-law- or father-in-law; husband, wife, or domestic partner (whether registered or unregistered under applicable law); brother, sister, brother-in-law, sister-in-law, son-in-law, or daughter-in-law; children (including step and adoptive relationships); and grandchildren.  In a situation in which the status of a “Family Member” is in question, such person shall be presumed to be a “Family Member” for purposes of this Code.  It is the Employee’s burden to affirmatively prove to the CCO that the other person at issue is not a “Family Member” within this definition.

Thank-you, in advance, for your attention to this sensitive compliance matter.

Reviewed By:

(i)           Initial Reporting – Securities Holding in Brokerage Accounts

If Not Applicable, Please Write “NONE”) in the Chart Below.
Please list below all brokerage accounts you or “Family Members” hold:
Brokerage Account as of Date of Hire
Name in which Brokerage Account is Registered	Name of Brokerage Firm	Account Number

YOU MUST ATTACH STATEMENTS FOR EACH OF THE BROKERAGE ACCOUNTS LISTED ABOVE.  NOTE: EACH STATEMENT MUST REFLECT HODINGS CURRENT AS OF A DATE NO MORE THAN 45 DAYS BEFORE REPORT IS SUBMITTED, AND MUST HAVE YOUR SIGNATURE AND DATE INDICATED ON EACH STATEMENT.
******************************************************************************
(ii)           Initial Reporting – Private Placements Holdings and Other Securities

If Not Applicable, Please Write “NONE” in the Chart Below.
Please list below any private placement holdings and/or securities, not otherwise listed on this report, which you or your “Family Members” hold:
Private Placement Holdings as of Date of Hire
Name in which Personal Account is Registered	Broker / Institution’s Name, if applicable	Name of Security and Ticker Symbol or CUSIP Number, if applicable	Number of Shares	Principal Amount

******************************************************************************

As an Employee under the Horizon Code, I hereby certify that: (i) other than the accounts listed above, or attached herewith, I have no other securities accounts subject to the Code’s prohibitions, restrictions, or reporting requirements; and (ii) the information contained in this report, along with the attachments herewith, is accurate and complete with respect to all holdings in my Personal Accounts as of the date this report is submitted.  I also understand that inaccurate completion of this form may result in disciplinary sanctions.

____________________                                           ______________________                                                      ________________________
Name                                           Signature                                           Date

Annual Report of Personal Account Holding Form

MEMORANDUM
From                      Horizon’s Compliance Department
Chief Compliance Officer (“CCO”)

To:                      All Horizon Employees

Re:                      Annual Report of Personal Account Holdings as of December 31, ______.

Your Name:                      ______________________

Pursuant to Horizon’s Code of Ethics (“Code”), each Employee, as an “Access Person” under our Code, is required as a condition of his/her employment by Horizon, to provide a written report to the CCO at least annually (“Annual Holdings”).  Please complete the attached report based on your holdings as of December 31, _______ and forward the completed form to the CCO’s attention by close of business February 15, ___________.

Please Note:  An Employee can satisfy the annual holdings report requirement by completing this form and by timely filing and dating a copy of a securities account statement listing all their securities holdings, if the statement provides all information required by the rule and the Code.

The term, “Personal Account” is defined in the Code as an account owned by, or which a beneficial interest is owned in the name of, an Employee, or any account in which an Employee has any direct or indirect beneficial interest.  The Code goes on to define “Beneficial Interest” as any interest by which an Employee, or any “Family Member” living in the same household as an Employee, can directly or indirectly derive a monetary benefit from the purchase, sale, or ownership of a security.  The term “Family Member” shall include: grandparents, parents, mother-in-law- or father-in-law; husband, wife, or domestic partner (whether registered or unregistered under applicable law); brother, sister, brother-in-law, sister-in-law, son-in-law, or daughter-in-law; children (including step and adoptive relationships); and grandchildren.  In a situation in which the status of a “Family Member” is in question, such person shall be presumed to be a “Family Member” for purposes of this Code.  It is the Employee’s burden to affirmatively prove to the CCO that the other person at issue is not a “Family Member” within this definition.

Thank-you, in advance, for your attention to this sensitive compliance matter.

Reviewed By:

(i)           Annual Reporting – Securities Holding in Brokerage Accounts

If Not Applicable, Please Write “NONE”) in the Chart Below.
Please list below all brokerage accounts you or “Family Members” hold:
Brokerage Account as of December 31, 200( )
Name in which Brokerage Account is Registered	Name of Brokerage Firm	Account Number

YOU MUST ATTACH STATEMENTS FOR EACH OF THE BROKERAGE ACCOUNTS LISTED ABOVE.  NOTE: EACH STATEMENT MUST REFLECT HODINGS CURRENT AS OF A DATE NO MORE THAN 45 DAYS BEFORE REPORT IS SUBMITTED, AND MUST HAVE YOUR SIGNATURE AND DATE INDICATED ON EACH STATEMENT.
******************************************************************************
(ii)           Annual Reporting – Private Placements Holdings and Other Securities

If Not Applicable, Please Write “NONE” in the Chart Below.
Please list below any private placement holdings and/or securities, not otherwise listed on this report, which you or your “Family Members” hold:
Private Placement Holdings as of December 31, 200( )
Name in which Personal Account is Registered	Broker / Institution’s Name, if applicable	Name of Security and Ticker Symbol or CUSIP Number, if applicable	Number of Shares	Principal Amount

******************************************************************************

As an Employee under the Horizon Code, I hereby certify that: (i) other than the accounts listed above, or attached herewith, I have no other securities accounts subject to the Code’s prohibitions, restrictions, or reporting requirements; and (ii) the information contained in this report, along with the attachments herewith, is accurate and complete with respect to all holdings in my Personal Accounts as of the date this report is submitted.  I also understand that inaccurate completion of this form may result in disciplinary sanctions.

____________________                                           ______________________                                                      ________________________
Name                                           Signature                                           Date

Private Placement Participation Approval Request Form
(Attach a Copy of the Private Placement Memorandum, Offering Memorandum or Any Other Relevant Documents.)
1	Name of Corporation, Partnership, or other Entity (the “Organization”)
2	Is the Organization:	Check One: ⁬ Public ⁬ Private
3	Type of Security or Fund:
4	Nature of Participation (E.G., stockholder, general partner, limited partner). Indicate All That Applicable:
5	Nature of Transaction:	Check One: ⁬ Purchase ⁬ Sale
6	Planned Date of Transaction:
7	Size of Offering (If fund, size of Fund)
8	Size of Participation:
9	Would the Investment Carry Limited or Unlimited Liability?	Check One: ⁬ Limited ⁬ Unlimited
10	To Your Knowledge, Are Other Horizon Employees or Advisory Clients Involved? If Yes, Please Describe	Check One: ⁬ Yes ⁬ No
11	Describe the Business Conducted by the Organization.
12	If Organization is a Fund, Describe Investment Objectives of the Fund (E.G., Value, Growth, Core, or Specialty).
For Horizon Employees That Make Investment Decisions
13
Does an Advisory Client’s Asset That You Manage on Behalf of Horizon Have an Investment Objective That Would Make This Private Placement an Opportunity That Should First Be Made Available to Such Advisory Client?
Check One: ⁬ Yes ⁬ No
If Yes, Please Describe Which Advisory Client or Fund.
14	Will You Participate in Any Investment Decisions? If Yes, Please Describe	Check One: ⁬ Yes ⁬ No
15	Describe How You Became Aware Of This Investment Opportunity.
I understand that approval, if granted, is based upon the information provided herein and I agree to observe any conditions imposed upon such approval.  I will notify the CCO in writing if any aspect of the investment is proposed to be changed and I hereby acknowledge that such changes may require further approvals, or divestiture of this investment by me.
Date Received by CCO:  __________

⁬  APPROVED

⁬  DENIED

______________________                                                                ___________________
Signature                                                        Date

______________________
Print Name

Initial Public Offering Participation Approval Request Form

1	Name of Issuer:
2	Type of Security:
3	Planned Date of Transaction
4	Size of Offering
5	Number of Shares to Be Purchased:
6	What Firm is Making This IPO Available to You?
7	Do You Do Business With This Firm in Connection With Your Job Responsibilities?	Check One: ⁬ Yes ⁬ No
If Yes, Please Explain
8	Do You Believe This IPO is Being Made Available to You In Order To Influence an Investment Decision or Brokerage Order Flow for Fund or Advisory Client Accounts?	Check One: ⁬ Yes ⁬ No
9	Have You in the Past Received IPO Allocations From this Firm?	Check One: ⁬ Yes ⁬ No
If Yes, Please Provide a List of All Previously Purchased IPOs.
10	To Your Knowledge, Are Other Horizon Employees or Advisory Clients Involved?	Check One: ⁬ Yes ⁬ No
If Yes, Please Describe.
11	Describe How You Became Aware of This Investment Opportunity:

I understand that approval, if granted, is based upon the information provided herein and I agree to observe any conditions imposed upon such approval.
Date Received by CCO:  __________

⁬  APPROVED

⁬  DENIED

______________________                                                                ___________________
Signature                                                        Date

______________________
Print Name

Quarterly Report of Personal Account Holding Form
MEMORANDUM
From:                      Horizon’s Compliance Department:                                                                Chief Compliance Officer (“CCO”)
To:                      All Horizon Employees
Re:                      Code of Ethics Quarterly Report of Personal Account Holdings
Quarter Ended ____________________________
Response Requested No Later Than:  30 Days After Calendar Quarter End

Your Name:                      ______________________

Pursuant to terms of Horizon’s Code of Ethics (“Code”), please complete the table below by indicating any transaction in Securities not otherwise exempt from reporting requirements under the Code occurring in the period indicated below in your Personal Account (including purchases and sales of private placements) which are not otherwise disclosed on your brokerage account statements sent to Horizon.

Private Transactions in Securities for the Quarter
Name of Broker	Registered Name of Account	Date of Trans-action	Indicate: P for Purchase; S for Sale	Name of Security and Ticker Symbol or CUSIP	Number of Shares	Price of Trans-action

If you have no such transactions, please write the word “NONE” in the chart above.
******************************************************************************
Brokerage Accounts Opened & Closed for the Quarter
Name of Brokerage Firm	Registered Name on Account	Account Number	Date Opened	Date Closed

Thank-you, in advance, for your attention to this sensitive compliance matter.
******************************************************************************
As an Employee under the Horizon Code, I hereby certify that: (i) other than the accounts listed above, or attached herewith, I have no other securities accounts subject to the Code’s prohibitions, restrictions, or reporting requirements; and (ii) the information contained in this report, along with the attachments herewith, is accurate and complete with respect to all holdings in my Personal Accounts as of the date this report is submitted.  I also understand that inaccurate completion of this form may result in disciplinary sanctions.

____________________                                           ______________________                                                      ________________________
Name                                           Signature                                                      Date

Reviewed By: